UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022 (May 23, 2022)
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WAITR HOLDINGS INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (337) 534-6881
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Leonid Bogdanov as Chief Financial Officer
On May 23, 2022, Mr. Bogdanov informed Waitr Holdings Inc. (“Company”) of his decision to resign as chief financial officer effective June 17, 2022. Mr. Bogdanov’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bogdanov will be entitled to receive a payment of $18,082 pursuant to his employment agreement on the effective date of his resignation. The Company is most appreciative and grateful for the services of Mr. Bogdanov.
Appointment of Armen Yeghyazarians as Chief Financial Officer
Mr. Yeghyazarians was appointed chief accounting officer of the Company in September 2021. Effective upon the resignation of Mr. Bogdanov as chief financial officer on June 17, 2022, Mr. Yeghyazarians will assume the duties and responsibilities of chief financial officer of the Company in addition to serving as chief accounting officer.
Mr. Yeghyazarians, 46, has served as our chief accounting officer since September 2021. Mr. Yeghyazarians has over 20 years of finance and accounting experience and has held senior management roles at various public and private companies. Mr. Yeghyazarians served as director of accounting for 99 Cents Only from February 2019 through September 2021, and prior to that as vice president/controller of a subsidiary of Paysafe, from October 2015 through December 2018. Mr. Yeghyazarians is an active CPA in the state of California and holds a Bachelor of Science from California State University, Northridge.
In September 2021, Mr. Yeghyazarians entered into an at-will employment agreement providing for the payment of an annual salary of $250,000 and issuance of 100,000 restricted stock units, one-third of such restricted stock units vest on each of the first three anniversaries of the grant date. In March 2022, Mr. Yeghyazarians received an additional grant of 100,000 restricted stock units, one-third of such restricted stock units vest on each of the first three anniversaries of the grant date. On May 24, 2022, Mr. Yeghyazarians entered into an amendment to his employment agreement, to be effective on June 17, 2022, to reflect (i) his service as both chief accounting officer and chief financial officer and (ii) an increase in his salary to $300,000 per annum.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to the employment agreement of Mr. Yeghyazarians dated May 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAITR HOLDINGS INC.

Date: May 25, 2022	By:	/s/ Thomas C. Pritchard
Name: Thomas C. Pritchard
Title: General Counsel
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